UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2009, The Talbots, Inc. (“Talbots” or the “Company”), The Talbots Group, Limited Partnership, a wholly owned subsidiary of the Company (“TGLP”), J.Jill, LLC, a wholly owned subsidiary of the Company, and Birch Pond Realty Corp., a wholly owned subsidiary of the Company (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Jill Acquisition LLC (the “Purchaser”), an entity affiliated with Golden Gate Capital, a San Francisco-based private equity investment firm, pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers have agreed to sell certain assets related to its J.Jill brand business, and the Purchaser has agreed to purchase such assets and assume certain related liabilities (the “Transaction”) for a purchase price of $75 million, in cash, subject to certain adjustments as provided for in the Purchase Agreement, including an adjustment based on targeted closing date working capital. The Transaction is expected to close in the second fiscal quarter.

Under the terms of the Purchase Agreement, the Purchaser will be obligated for liabilities that arise after the closing under certain assumed contracts, which include leases for 204 J. Jill brand stores to be assigned to the Purchaser as part of the Transaction, as well as liabilities that arise after the closing as a result of the ownership or use by the Purchaser of the purchased assets or otherwise in connection with the Purchaser’s operation of the purchased assets. At the closing, the Purchaser will also acquire, lien-free, the Tilton, NH distribution facility which supports the J. Jill business.  In addition, as contemplated by the Purchase Agreement, TGLP will sublease to the Purchaser approximately 63,943 square feet of space at its 126,869 square foot Quincy, MA leased office facility used for the J. Jill brand business.

As part of the Transaction, J. Jill brand employees located at the Quincy, MA and Tilton, NH facilities and at the transferred store locations will be offered employment by the Purchaser.

The Purchase Agreement contains customary representations, warranties, covenants, and is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Subject to certain limitations, each party has also agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters.

As contemplated by the Purchase Agreement, following the closing of the Transaction, the Sellers will provide to the Purchaser certain services on a transitional basis and a license to use certain intellectual property of the Sellers relating to, among other intellectual property, the Sellers’ e-commerce platform.

Under the terms of its loan agreement with Aeon Co., Ltd., the Company is subject to certain mandatory prepayment obligations including payment of net sale proceeds after selling costs and amounts for other costs to settle obligations and liabilities related to the J. Jill brand business.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Talbots or its subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses. The assertions included in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Purchase Agreement and which modifies, qualifies and creates material exceptions to the representations and warranties contained in the Purchase Agreement. The disclosure schedule contains information that may have been included in the Company’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

Section 2 – Financial Information

Item 2.05  Costs Associated With Exit or Disposal Activities.

On November 6, 2008, the Company filed a Current Report on Form 8-K to report that the Company had decided to pursue a sale of the J. Jill brand business. The Company subsequently filed an amendment to that Form 8-K on November 25, 2008 to report that it would record a material non-cash asset impairment charge in the fiscal 2008 third quarter related to J. Jill.  The disclosure under this Item 2.05 updates the disclosure provided therein.

As reported above, on June 7, 2009, the Company and the other Sellers entered into the Purchase Agreement pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers have agreed to sell certain assets related to its J.Jill brand business, and the Purchaser has agreed to purchase such assets and assume certain related liabilities.  In connection with the sale, the Company announced that it currently plans to close 75 J. Jill brand stores which are not part of the proposed sale of the J. Jill business under the Purchase Agreement.

In connection with the planned closing of the 75 J. Jill stores the Company expects to record a pre-tax cash charge of approximately $0.8 million related to severance and related severance benefits. Total material cash expenditures to settle store lease liabilities will depend upon the outcome of negotiations with third parties. The Company will also record a liability related to its remaining contingent obligation on liabilities being assigned to the Purchaser as part of the Transaction, including those related to leases, assumed contracts and other obligations transferred as part of the Transaction, as well as for its remaining office lease obligations, potential inventory liquidation costs related to the above store closings, and other costs and charges related to the J. Jill business.

Section 7 – Regulation FD

On June 8, 2009, the Company issued a press release announcing, among other things, the matters described in Item 1.01 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. This forward looking information may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.   Among other forward looking information, the statements above relating to consummation of the Transaction and satisfaction of the other conditions and contingencies to the consummation of the Transaction as well as  all of the above estimated cash and non-cash costs and charges and estimated timing for exit actions or incurrence of costs and charges in connection with those actions constitute forward-looking statements.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company and the J. Jill brand business which involve substantial uncertainty and substantial risk, including: the risk that the Transaction will not be consummated; the risk that conditions and other contingencies to consummation and closing will not occur; the risk that anticipated benefits from the Transaction may not be realized or may take longer to realize than expected; the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the J. Jill brand business, including retained obligations and contingent risk for assigned obligations, may differ or be greater than anticipated; and the effect of any regulatory approvals or conditions. The reader is urged to consider all such factors.  If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, our actual results, including actual costs and timing, could differ materially. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.

All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement, dated as of June 7, 2009.

99.1	Press Release of The Talbots, Inc., dated June 8, 2009.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: June 8, 2009	By:	/s/ Michael Scarpa
		Name:	Michael Scarpa
		Title:	Chief Operating Officer,
Chief Financial Officer, and
Treasurer

EXHIBIT INDEX

2.1	Asset Purchase Agreement, dated as of June 7, 2009.

99.1	Press Release of The Talbots, Inc., dated June 8, 2009.